Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Incentive Award Plan and 2020 Employee Stock Purchase Plan of Aligos Therapeutics, Inc. of our report dated March 12, 2024, with respect to the consolidated financial statements of Aligos Therapeutics, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

March 12, 2024